UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) March 22, 2006



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



             STATE OF DELAWARE                  1-143           38-0572515
             -----------------                  -----           ----------
         (State or other jurisdiction of     (Commission     (I.R.S. Employer
         Incorporation or Organization)      File Number)   Identification No.)

      300 Renaissance Center, Detroit, Michigan                  48265-3000
      -----------------------------------------                  ----------
      (Address of Principal Executive Offices)                   (Zip Code)




        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

On Wednesday, March 22, 2006, General Motors Corporation (GM) issued the following press release.

GM, the UAW and Delphi Reach Agreement on Accelerated Attrition Program

Important Step in GM Turnaround Plan
Key Enabler to Delphi and UAW Resolution


DETROIT -   General Motors Corp. (NYSE: GM), the United Auto Workers union and
Delphi Corp. have reached an agreement to reduce the number of U.S. hourly employees through an accelerated attrition program. The agreement, which is an important contributor to GM's turnaround plan in North America, is subject to approval of Delphi's participation by the Bankruptcy Court.

The program is expected to be offered to U.S. hourly employees at GM and select UAW-represented members of Delphi's hourly work force. It will include a combination of early retirement incentives and other considerations to help reduce employment levels at both GM and Delphi in a manner that benefits both eligible employees and the companies.

"When we announced the capacity rationalization and employment reduction plan late last year, we said we'd be working with UAW leadership to develop an accelerated attrition program that would help us achieve needed cost reductions as rapidly as possible, while at the same time responding to the needs of our employees," said GM Chairman and Chief Executive Officer Rick Wagoner. "We are pleased that this agreement will help fulfill that important objective. In addition, the agreement will enhance the prospects for GM, the UAW, and Delphi to reach a broad-based consensual resolution of the Delphi restructuring."

The program will be offered to all GM hourly employees, but overall acceptance rates will depend on individual employee decisions. The program also permits the flow of UAW-represented Delphi employees back to GM until September 2007. In addition, eligible UAW-represented Delphi employees may elect to retire from Delphi or flow back to GM and retire.

Under the agreement, GM has agreed to assume the financial obligations related to the lump sum payments to be made to eligible Delphi U.S. hourly employees accepting normal or voluntary retirement incentives and certain post-retirement employee benefit obligations related to Delphi employees who flow back to GM under the plan. GM expects to record the cost associated with the attrition program in 2006. The cost will be incurred as employees agree to participate.

General Motors Corp. (NYSE: GM), the world's largest automaker, has been the global industry sales leader for 75 years. Founded in 1908, GM today employs about 327,000 people around the world. With global headquarters in Detroit, GM manufactures its cars and trucks in 33 countries. In 2005, 9.17 million GM cars and trucks were sold globally under the following brands: Buick, Cadillac, Chevrolet, GMC, GM Daewoo, Holden, HUMMER, Opel, Pontiac, Saab, Saturn and Vauxhall. GM operates one of the world's leading finance companies, GMAC Financial Services, which offers automotive, residential and commercial financing and insurance. GM's OnStar subsidiary is the industry leader in vehicle safety, security and information services. More information on GM can be found at www.gm.com.


                                      # # #



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)

Date:  March 22, 2006                By:  /s/PETER R. BIBLE
                                     ---  -----------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)